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                                                                    Exhibit 23.1
                    [Letterhead of] PricewaterhouseCoopers LLP

                                                      PricewaterhouseCoopers LLP
                                                      Suite 250
                                                      101 CentrePort Drive
                                                      Greensboro NC 27409
                                                      Telephone (336) 665-2700
                                                      Facsimile (336) 665-2699



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We hereby consent to the use in this Registration Statement on Form S-4 of Sealy Mattress Company of our report dated January 9, 2001 relating to the financial statements of Sealy Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Summary Historical Consolidated Financial and Operating Data of Sealy Corporation" in such Registration Statement.



     /s/ PricewaterhouseCoopers LLP

     PricewaterhouseCoopers LLP
     Greensboro, North Carolina
     August 14, 2001